EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-105280) of The Thomson Corporation of our report dated June 8, 2007 relating to the financial statements of The Thomson 401(k) Savings Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
New York, NY
June 8, 2007